UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin (Address of principal executive offices)	53204 (Zip Code)

(414) 643-3739
(Registrant’s telephone number, including area code)
_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On June 11, 2018, in view of the planned divestiture of the VAG operations of Rexnord Corporation (the “Company”), the Company and Matthew J. Stillings, Group Executive, President - Water Management Platform, mutually agreed that Mr. Stillings would end his employment effective June 30, 2018. Following Mr. Stillings’ departure from the Company, and in accordance with the Company’s Executive Severance Plan, he will receive a separation payment equal to $453,200, his current base salary, payable in installments over a 12-month period and certain other benefits. The Executive Severance Plan is described in the Company’s Definitive Proxy Statement for its fiscal 2019 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on June 11, 2018.
The Company also entered into an Agreement and General Release with Mr. Stillings, which, among other things, provides for a release of any claims. The Agreement and General Release is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Agreement and General Release, last signed on June 11, 2018, by Matthew J. Stillings and Rexnord Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 15th day of June, 2018.

REXNORD CORPORATION

By:	/S/ Patricia M. Whaley
Name:	Patricia M. Whaley
Title:	Vice President, General Counsel and Secretary